                                                                    EXHIBIT 10.6

                                  LCC, L.L.C.
                        1994 INCENTIVE COMPENSATION PLAN

1. PURPOSE. The purpose of the LCC, L.L.C. 1994 Incentive Compensation Plan is to enable LCC, L.L.C. (the "Company") and the Core Affiliates (as that term is defined below) to attract, retain, motivate and reward selected employees through the grant of Awards (as that term is hereinafter defined).

2. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

     2.1 Award. The term "Award" shall mean an award granted under the Plan in accordance with the terms hereof.

     2.2 Award Agreement. The term "Award Agreement" shall mean any agreement entered into between the Company and a Participant pursuant to which an Award is made to such Participant, as described in Section 5.2.

     2.3 Core Affiliate. The term "Core Affiliate" shall mean any corporation, limited liability company, partnership or other entity that: (i) is controlled by or under common control with the Company and (ii) is engaged in the Company's core business. The Core Affiliates shall be identified from time to time by the Members Committee in the exercise of its sole discretion. As of the date hereof, the Core Affiliates were: TSI, L.L.C.; Eurofon Incorp. & Co., KG; and Eurofon of France SARL.

     2.4 Disability. The term "Disability" shall mean the Participant's inability to engage in any substantial or gainful activity by reason of any medically determinable mental or physical impairment which can be expected to result in death or which can be expected to last for a continuous period of not less than twelve (12) months, as determined by the Members Committee in the exercise of its sole discretion.

     2.5 Loan. The term "Loan" shall mean a loan made to a Participant in accordance with Section 5.3.

     2.6 Members Committee. The term "Members Committee" shall mean the Members Committee of the Company.

     2.7 Participant. The term "Participant" shall mean an employee of the Company who has been granted an Award in accordance with the terms hereof.

     2.8 Payment Date. The term "Payment Date" shall mean the date specified in an Award Agreement for the payment of the Award covered by such Award Agreement.

     2.9 Plan. The term "Plan" shall mean the LCC, L.L.C. 1994 Incentive Compensation Plan, as the same may be amended from time to time.

     2.10 Termination for Cause. The term "Termination for Cause" shall mean the termination by the Company or a Core Affiliate of a Participant's employment with the Company and all Core Affiliates by reason of the
Participant's: (i) material failure to discharge his or her job responsibilities in a satisfactory manner or (ii) willful dishonesty towards, fraud upon or deliberate injury towards the Company or a Core Affiliate.

     2.11 Voluntary Termination. The term "Voluntary Termination" shall mean a Participant's termination of his or her employment with the Company and all Core Affiliates, for whatever reason or for no reason.

3.       ADMINISTRATION.

     3.1 Members Committee's Authority to Administer. The Plan shall be administered by the Members Committee. In such capacity, the Members Committee shall have sole and complete authority, subject to the provisions and guidelines of the Plan, to make any and all decisions concerning the administration or interpretation of the Plan. Without limiting the generality of the foregoing, the Members Committee shall have sole authority to:

          (a) Determine which employees of the Company and the Core Affiliates shall be designated Participants in the Plan;

          (b)             Make grants of Awards to Participants;

          (c) Determine the amount of the Award granted to each Participant;

          (d) Determine the terms, conditions and restrictions (consistent with the provisions of the Plan) of any Award granted under the Plan;

          (e) Prescribe the form of instruments, if any, evidencing the Awards granted under the Plan;

          (f) Determine which affiliates of the Company should properly be deemed Core Affiliates;

          (g) Determine the Payment Date for each Award granted under the Plan;

          (h) Determine the terms, conditions and restrictions of any Loan made with respect to an Award; and

          (i) Determine whether each Loan is being made for one of the authorized purposes described herein.

Any interpretation or construction of the Plan by the Members Committee shall be final, binding and conclusive on all persons for all purposes. The Members Committee shall keep minutes of all its actions under the Plan.

     3.2 Counsel; Expenses. The Members Committee may employ such legal counsel, consultants and agents as it may deem necessary for the administration of the Plan and may rely upon any opinion received from any such counsel, consultant or agent. All expenses incurred by the Members Committee in interpreting and administering the Plan, including, without limitation, auditing and other professional fees, shall be paid by the Company.

     3.3 Liability. No member of the Members Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted hereunder. Each member of the Members Committee shall be indemnified and held harmless by the Company against all liabilities, damages, costs and expenses (including reasonable attorneys' fees) incurred as a result of such Members Committee member's act or omission to act in connection with the Plan, unless such liability, damage, cost or expense arises out of such Members Committee member's own fraud, gross negligence or willful misconduct. Such indemnification shall be in addition to any rights of indemnification which the members of the Members Committee may have by contract.

4.       ELIGIBILITY.

     4.1 Selection of Participants. The Members Committee shall from time to time select Participants from among the employees of the Company or the Core Affiliates whose responsibilities and decisions, in the Members Committee's sole discretion, significantly affect the long-term sustained growth and profitability of the Company and the Core Affiliates.

5.       AWARDS.

     5.1 Grants of Awards. The Members Committee may from time grant Awards to Participants under the Plan. Each Award shall consist of the Company's agreement (subject to termination and expiration as set forth herein) to pay to the Participant receiving such Award, in cash, a specified sum on the Payment Date set forth in the Award Agreement relating to such Award.

     5.2 Award Agreements. Each grant of an Award shall be evidenced by an Award Agreement between the Company and the Participant receiving such Award. Award Agreements shall be in such form as the Members Committee shall from time to time establish and may include such terms and conditions not inconsistent with the Plan as the Members Committee may deem advisable. Award Agreements need not be identical.

     5.3 Loans to Participants. Each Participant shall be entitled to apply to the Members Committee to borrow a portion of the total amount of his or her Award, provided that any such borrowing shall be made only for the following purposes: (i) the payment of expenses incurred or necessary for medical care (within the meaning of Section 213(d) of the Internal Revenue Code of 1986, as amended) of the Participant or the Participant's spouse, children or dependents; (ii) the purchase (excluding mortgage payments) of a principal residence for the Participant; (iii) the payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant or the Participant's spouse, children or dependents; or
(iv) the need to prevent the eviction of the Participant from, or a foreclosure on the mortgage of, the Participant's principal residence. Each application for a Loan shall be made on such form as shall from time to time be made available by the Members Committee. The Members Committee shall have the sole right to determine: (i) the terms and conditions of each Loan (including the total amount that a Participant may borrow and the date(s) or period(s) when such amount may be borrowed) and (ii) whether each Loan is being made for one of the authorized purposes set forth in clauses (i) through (iv) above. Each Loan shall be evidenced by a Promissory Note in such form as the Company shall specify. All principal and interest owing under any Loan shall (unless repayment is accelerated pursuant to Section 6.2) be due and payable on the Payment Date for the Award with respect to which such Loan was made.

     5.4 Payment of Awards. The total amount of each Award shall be paid in full on the Payment Date for such Award; provided, however, that the amount so payable shall be reduced by the amount of all principal and interest, if any, owing under any Loan made with respect to such Award which is in existence on such Payment Date.

6.  NONTRANSFERABILITY OF AWARDS; TERMINATION OF EMPLOYMENT.

     6.1 General Restriction on Transfer. A Participant shall not under any circumstances be entitled to sell, transfer, assign, pledge, hypothecate or otherwise dispose of any or all of his or her Award other than by the laws of descent and distribution. Any attempt to dispose of any Award or any amount payable hereunder in violation of the terms of the Plan shall be void.

     6.2         Termination of Employment.

                 6.2.1 If, at any time prior to the Payment Date for any Award to any Participant, such Participant's employment with the Company and all Core Affiliates is terminated by reason of a Termination for Cause or a Voluntary
Termination: (i) such Award shall expire and terminate automatically without any action on the part of the Company; (ii) such Participant shall not be entitled to receive any payments in respect of such Award; and (iii) all principal and interest owing under any Loan made in respect of such Award which is in existence on the date of such termination shall be due and payable within thirty (30) days following the date of such termination.

                 6.2.2 If, at any time prior to the Payment Date for any Award to any Participant, such Participant's employment with the Company and all Core Affiliates is terminated for any reason other than a Termination for Cause or a Voluntary Termination (including by reason of death or Disability): (i) the Company shall, within thirty (30) days following the date of such termination, pay to such Participant (or, in the case of death, his or her estate, personal representative or beneficiary), in cash, a sum equal to (a) the total amount of such Award, multiplied by (b) a fraction, the numerator of which shall equal the number of complete calendar months between the grant of such Award and the date of such termination and the denominator of which shall equal the number of calendar months between the grant of such Award and the Payment Date for such Award; (ii) all principal and interest owing under each Loan made in respect of such Award which is in existence on the date of such termination shall be due and payable within thirty (30) days following the date of such termination (with any payment under subsection (i) above being reduced by the amount of all principal and interest owing under each Loan made in respect of such Award which is in existence on the date of such termination); and (iii) such Award shall, upon the payment of the amount specified above, expire and terminate automatically without any action on the part of the Company.

7.       AMENDMENT OF PLAN.

     7.1 Amendments. The Members Committee may from time to time terminate or discontinue the Plan or revise or amend the Plan in any respect whatsoever; provided, however, that no such termination, revision or amendment shall adversely affect the rights of Participants with respect to Awards previously awarded.

8.       GENERAL.

     8.1 No Continued Employment. The Plan shall not impose any obligation on the Company or any Core Affiliate to continue the employment of any Participant. Nothing in the Plan or any award granted hereunder shall confer upon any Participant any right to continue in the employ of the Company or any Core Affiliate or interfere in any way with the "at-will" nature of such Participant's employment with the Company or any Core Affiliate. No award under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any other employee benefit plan or other arrangement of the Company or any Core Affiliate for the benefit of its employees, unless the Company shall determine otherwise.

     8.2 Withholding. Any amount payable hereunder shall be reduced by the amount, if any, that the Company or any Core Affiliate is required to withhold with respect to such payments under the then-current provisions of any applicable federal, foreign, state or local income tax laws, unless the recipient satisfies such withholding requirements in some other manner.

     8.3 Nature of Plan. Nothing contained in the Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company or the Members Committee, or both, on the one hand, and any Participant or other person on the other. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company. The Plan is an arrangement for a select group of management or highly compensated personnel.

     8.4 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia. Notwithstanding anything herein to the contrary, no award shall be paid under the Plan if such payment would, in the opinion of counsel to the Company, violate or conflict with the obligations of the Company under any applicable law or governmental regulation.

     8.5 Leaves of Absence. A leave of absence approved by the Members Committee shall not be considered an interruption or termination of employment for any purpose hereunder, unless the Members Committee determines otherwise. Notwithstanding the foregoing, no Award may be granted to any employee of the Company or any Core Affiliate while he or she is on a leave of absence.

     8.6 Arbitration. Any controversy or claim arising out of or relating to the Plan or the interpretation thereof shall be settled by arbitration in Arlington, Virginia in accordance with the then prevailing rules of the American Arbitration Association, and judgment upon the award shall be final, conclusive and binding. All costs of arbitration shall be borne by the losing party, unless the arbitrators decide such costs should be allocated between the parties in particular proportions.

     8.7         Effective Date.  The Plan shall be effective as of September
15, 1994.

                                  LCC, L.L.C.
                      AGREEMENT PURSUANT TO 1994 INCENTIVE
                               COMPENSATION PLAN


         This AGREEMENT is made and entered into as of __________, 1994, by and between LCC, L.L.C., a Delaware limited liability company with principal offices located at 2300 Clarendon Boulevard, Suite 800, Arlington, Virginia 22201 (the "Company"), and ____________________________________, an employee of the Company or a Core Affiliate (as that term is hereinafter defined) residing at ___________________________ (the "Participant").

                              W I T N E S S E T H:


         WHEREAS, the Company desires to carry out the purposes of the Company's 1994 Incentive Compensation Plan (the "Plan") by granting an Award (as that term is hereinafter defined) to the Participant, all in accordance with the terms of this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

l. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

     1.1 Award. The term "Award" shall mean the award granted to the Participant under the Plan pursuant to Section 2.1.

     1.2 Award Amount. The term "Award Amount" shall mean the amount payable on the Payment Date, as specified in Exhibit A attached hereto.

     1.3 Core Affiliate. The term "Core Affiliate" shall mean any corporation, limited liability company, partnership or other entity that: (i) is controlled by or under common control with the Company and (ii) is engaged in the Company's core business. The Core Affiliates shall be identified from time to time by the Members Committee in the exercise of its sole discretion. As of the date hereof, the Core Affiliates were: TSI, L.L.C.; Eurofon Incorp. & Co., KG; and Eurofon of France SARL.

     1.4 Disability. The term "Disability" shall mean the Participant's inability to engage in any substantial or gainful activity by reason of any medically determinable mental or physical impairment which can be expected to result in death or which can be expected to last for a continuous period of not less than twelve (12) months, as determined by the Members Committee in the exercise of its sole discretion.

     1.5 Loan. The term "Loan" shall mean a loan made to the Participant pursuant to Section 2.2.

     1.6 Members Committee. The term "Members Committee" shall mean the Members Committee of the Company.

     1.7 Payment Date. The term "Payment Date" shall mean the date specified in Exhibit A attached hereto.

     1.8 Termination for Cause. The term "Termination for Cause" shall mean the termination by the Company or a Core Affiliate of the Participant's employment with the Company and all Core Affiliates by reason of the Participant's: (i) material failure to discharge his or her job responsibilities in a satisfactory manner or (ii) willful dishonesty towards, fraud upon or deliberate injury towards the Company or a Core Affiliate.

     1.9 Voluntary Termination. The term "Voluntary Termination" shall mean the Participant's termination of his or her employment with the Company and all Core Affiliates, for whatever reason or for no reason.

2.       GRANT OF AWARD; PAYMENT.

     2.1 Grant. The Company hereby grants to the Participant, and the Participant hereby accepts, an Award entitling the Participant to participate in the Plan on the terms and subject to the conditions set forth herein. Under the Award, the Company hereby agrees (subject to the conditions set forth herein) to pay to the Participant, in cash, the Award Amount on the Payment Date.

     2.2 Loans. The Participant shall have the right to apply to the Members Committee to borrow from the Company: (i) up to twenty percent (20%) of the Award Amount during the period commencing on the date of this Agreement and ending on the first anniversary thereof; (ii) up to an aggregate of thirty-five percent (35%) of the Award Amount during the period commencing on the first anniversary of the date of this Agreement and ending on the second anniversary of the date of this Agreement; and (iii) up to an aggregate of fifty percent (50%) of the Award Amount during the period commencing on the second anniversary of the date of this Agreement and ending on the Payment Date; provided, however, that any such borrowing shall be made only for the following purposes: (i) the payment of expenses incurred or necessary for medical care (within the meaning of Section 213(d) of the Internal Revenue Code of 1986, as amended) of the Participant or the Participant's spouse, children or dependents; (ii) the purchase (excluding mortgage payments) of a principal residence for the Participant; (iii) the payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant or the Participant's spouse, children or dependents; or (iv) the need to prevent the eviction of the Participant from, or a foreclosure on the mortgage of, the Participant's principal residence. Each application for a Loan shall be made on such form as shall from time to time be made available by the Members Committee. The Members Committee shall have the sole right to determine whether any Loan applied for by the Participant is being made for one of the authorized purposes set forth in clauses (i) through (iv) above. Each Loan shall be contingent upon Participant's execution and delivery of a Promissory Note in the form attached hereto as Exhibit B. Each Promissory Note shall bear interest at a rate per annum equal to the "prime rate" of Nationsbank N.A. in effect on the date such Promissory Note is executed.

     2.3 Reduction of Payment. The amount payable on the Payment Date shall be reduced by the amount of all principal and interest owing under each Loan which is in existence on the Payment Date.

3.       NONTRANSFERABILITY OF AWARD; TERMINATION OF EMPLOYMENT.

     3.1 General Restriction on Transfer. The Participant shall not under any circumstances be entitled to sell, transfer, assign, pledge, hypothecate or otherwise dispose of all or any portion of the Award other than by the laws of decent and distribution. Any attempt to dispose of the Award or any amount payable hereunder in violation of the terms of this Agreement shall be null and void.

     3.2      Termination of Employment.

              3.2.1 If, at any time prior to the Payment Date, the Participant's employment is terminated by reason of a Termination for Cause or a Voluntary Termination: (i) the Award shall expire and terminate automatically without any action on the part of the Company; (ii) the Participant shall not be entitled to receive any payments or exercise any rights with respect to the Award; and (iii) all principal and interest owing under each Loan which is in existence on the date of such termination shall be due and payable within thirty (30) days following the date of such termination.

              3.2.2 If, at any time prior to the Payment Date, the Participant's employment is terminated for any reason other than a Termination for Cause of a Voluntary Termination (including by reason of death or Disability): (i) the Company shall, within thirty (30) days following the date of such termination, pay to the Participant (or, in the case of death, his or her estate, personal representative or beneficiary), in cash, a sum equal to
(a) the Award Amount, multiplied by (b) a fraction, the numerator of which shall equal the number of complete calendar months between the date hereof and the date of such termination and the denominator of which shall equal the number of calendar months between the date hereof and the Payment Date; (ii) all principal and interest owing under each Loan which is in existence on the date of such termination shall be due and payable within thirty (30) days following the date of such termination (it being agreed that any payment owing under subsection (i) above shall be reduced by the amount of all principal and interest, if any, owing under each Loan which is in existence on the date of such termination); and (iii) the Award shall, upon the payment of the amount specified above, expire and terminate automatically without any action on the part of the Company.


              3.2.3 If the Participant's employment is terminated for any reason at any time after the Payment Date, the Participant shall be entitled to retain all amounts paid to the Participant in respect of the Award prior to the date of such termination.

4.       GENERAL.

     4.1 No Continued Employment. Nothing herein shall be construed to: (i) impose any obligation on the Company or any Core Affiliate to continue the employment of the Participant; (ii) confer upon the Participant any right to continue in the employ of the Company or any Core Affiliate; or (iii) interfere in any way with the "at-will" nature of the Participant's employment with the Company or any Core Affiliate. The Award shall not be deemed salary or compensation for the purpose of computing benefits under any other employee benefit plan or other arrangement of the Company or any Core Affiliate for the benefit of its employees, unless the Company shall determine otherwise.

     4.2 Assignment. Subject to the provisions of Section 3.1, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Company shall be entitled, in the exercise of its sole discretion, to assign any or all of its rights or obligations hereunder.

     4.3 Withholding. Any amount payable hereunder shall be reduced by the amount, if any, that the Company or any Core Affiliate is required to withhold with respect to such payments under the then-current provisions of any applicable federal, foreign, state or local income tax laws, unless the Participant (or his or her estate, personal representative or beneficiary, as the case may be) satisfies such withholding requirements in some other legally approved manner.

        4.4 Nature of Plan. Nothing herein shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company or the Members Committee, or both, on the one hand, and the Participant or other person on the other. To the extent that the Participant or any other person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company.

        4.5 Governing Law; Attorneys' Fees. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia. Notwithstanding anything herein to the contrary, no award shall be paid under the Plan if such payment would, in the opinion of counsel to the Company, violate or conflict with the obligations of the Company under any applicable law or governmental regulation. In the event it is necessary to retain the services of legal counsel in connection with any controversy or claim arising hereunder, the prevailing party shall be entitled to reimbursement of its reasonable attorneys' fees and costs of suit.

        4.6 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Participant regarding the subject matter hereof. All prior or contemporaneous agreements, proposals, discussions, negotiations and/or communications between the Company and the Participant, whether written or oral, regarding the subject matter hereof are hereby superseded by and merged into this Agreement. This Agreement may only be amended by a written agreement signed by both the Company and the Participant.

        4.7 Notices. All notices and other communications hereunder shall be provided in writing and shall be delivered personally or by registered or certified mail (return receipt requested) to the parties at the addresses set forth above (or such other address as may have been furnished by or on behalf of such party by like notice).

        4.8 Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach or interpretation hereof shall be settled by arbitration in Arlington, Virginia in accordance with the then prevailing rules of the American Arbitration Association, and judgment upon the award shall be final, conclusive and binding. All costs of arbitration shall be borne by the losing party, unless the arbitrators decide such costs should be allocated between the parties in particular proportions. Each party hereby irrevocably submits to the jurisdiction and venue of the federal and/or state courts of the Commonwealth of Virginia for the purpose of enforcing any arbitral judgment rendered pursuant to this Section 4.8.

     4.9 Severability. In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the remaining provisions of this Agreement shall be enforceable to the maximum extent possible.

     4.10 Leaves of Absence. A leave of absence approved by the Members Committee shall not be considered an interruption or termination of the Participant's employment for any purpose hereunder, unless the Members Committee determines otherwise.

     4.11 Waiver. The waiver of the breach of any provision hereof shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereof.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

PARTICIPANT                             LCC, L.L.C.



                                        By:
- ----------------------------------         ------------------------------------
                                        Its:
- ----------------------------------          -----------------------------------
Print Name

                                                                       EXHIBIT A



AWARD AMOUNT:   $
                 -------------

PAYMENT DATE:   The third anniversary of the date of the Agreement.